U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         Pacific Development Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                                          13-2932511
-------------------------------                        ------------------------
(State or other jurisdiction of                       (I.R.S. Employer I.D. No.)
incorporation or organization)

                         John Vornle Consulting Agreement
                              (Full Title of Plan)


           Glenn A. Little, 211 West Wall Street, Midland, Texas 79701
          ------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (915) 682-1761

          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       Maximum       Maximum
Title of                               Offering      Aggregate      Amount of
Securities            Amount to be     Price Per     Offering       Registration
to be Registered      Registered      (1) Share      Price          Fee(2)
--------------------------------------------------------------------------------
Common Stock          227,717          $.155         $35,296.14     $9.32


(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2)  Based on the projected book value per share of the Company's common stock.

PROSPECTUS




                         Pacific Development Corporation
                              211 West Wall Street
                              Midland, Texas 79701

                        (277,717 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale of Pacific Development Corporation, a Colorado corporation (the "Company") of shares of its $.001 par value common stock (the "Common Stock) to a consultant of the Company (the "Consultant") pursuant to an agreement entered into between the Company and the Consultant. The Company is registering hereunder, and then issuing upon receipt of adequate consideration therefor to the Consultant 277,717 shares of the Common Stock in consideration for services rendered and to be rendered under the agreement.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future, it would then be subject to Section 16 (b) of the Exchange Act (See General Information -- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol PDVC.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Date of this Prospectus is January 24, 2000

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Pacific Development Corporation, 211 West Wall Street, Midland, Texas 79701.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington, D. C 20549. Copies may be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.W. Washington, DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----

PART I                                                                      1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS                        1

ITEM 1.  PLAN INFORMATION                                                   1

GENERAL INFORMATION                                                         1

The Company                                                                 1
Purpose                                                                     1
Common Stock                                                                1
The Consultant                                                              1
No Restrictions on Transfer                                                 1
Tax Treatment to the Consultant                                             1
Restrictions on Resale                                                      2

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION                2

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
         INFORMATION                                                        2

Legal Opinion and Experts                                                   2
Indemnification of Officers and Directors                                   3

PART II                                                                     3

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                          3

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE                            3

ITEM 4.  DESCRIPTION OF SECURITIES                                          3

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                             3

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                          3

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                                9

ITEM 8.  EXHIBITS                                                           9

ITEM 9.  UNDERTAKINGS                                                      10

SIGNATURES                                                                 11

EXHIBIT INDEX                                                              12

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 211 West Wall Street, Midland, Texas, 79701 (915) 682-1761

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company will be able to use the services of the Consultant in connection with financial and business advice pertaining to the Company's business affairs as the Company may, from time to time, reasonably request. A copy of the agreement has been filed as an exhibit to this Registration Statement.

COMMON STOCK

     The Board has authorized the issuance of up to 227,717 shares of the Common stock to the Consultants upon effectiveness of this registration statement.

The Consultant

     The Consultant has agreed to provide his expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultant will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Documents Incorporated By Reference and Additional Information

     The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-QSB filed under the Securities or Exchange Act subsequent to any filed form 10-KSB, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or of any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Request should be addressed to the Company at 211 West Wall Street, Midland, Texas, 79701.

Legal Opinions and Experts

     Steven L. Siskind, Esq. has rendered an opinion on the validity of the securities being registered. Mr. Siskind is not an "affiliate" of the Company and does not have a substantial interest in the registrant. (See
PART II, ITEM 5 - Interests of Named Experts and Counsel)

     The financial statements of Pacific Development Corporation incorporated by reference in the Company's Annual Report (Form 10K-SB) for the year ended December 31, 1998 have been audited by Comiskey & Company,

Professional Corporation, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c) below, are  incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) Registrant's latest Annual Report, if any, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other report filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

         (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.  Description of Securities

     The securities being registered are common stock $.001 par value.

Item 5.  Interests of Named Experts and Counsel

         NONE

Item 6.  Indemnification of Directors and Officers

     Article 109, Sections 7-109-102 et seq of the Colorado General Business Corporation Act empowers a Colorado corporation to indemnify officers and directors as follows:

         7-109-102 AUTHORITY TO INDEMNIFY DIRECTORS.--(1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

         (a)  The person conducted himself or herself in good faith; and

         (b)  the person reasonably believed:

                  (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                  (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

         (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)  A corporation may not indemnify a director under this section:

         (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

         (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         7-109-103 MANDATORY INDEMNIFICATION OF DIRECTORS.--Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise , in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

         7-109-104 ADVANCE OF EXPENSES TO DIRECTORS.--(1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

         (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

         (c) A  determination  is made that the facts then known to those making
         the  determination  would  not  preclude   indemnification  under  this
         article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

         7-109-105 COURT-ORDERED INDEMNIFICATION OF DIRECTORS.--(1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

         (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

         (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-1009-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

         7-109-106 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION OF DIRECTORS.--(1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109- 104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

         (2) The determinations required by subsection (1) of this section shall be made:

         (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

         (b) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that the directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

         (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or

         (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

         (c) By the shareholders.

         (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance or expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

         7-109-107 INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS.--(1) Unless otherwise provided in the articles of incorporation;

         (a) An officer  is entitled to mandatory indemnification  under section

         7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-015, in each case to the same extent as a director;

         (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary , or agent of the corporation to the same extent as to a director; and

         (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

         Article VII of the Company's Articles of Incorporation provides as follows:

         Each director and each officer of the corporation shall be indemnified by the corporation a follows:

         (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, fi he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Sections (a) or (b) of this Article (unless ordered by a court) shall be made upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

         (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

         (g) the indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action

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



         in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

         Article VI of the Company's By-Laws provides as follows:

         The Company shall indemnify and hold harmless each person who shall serve at any time thereafter as a director or officer of the Company from and against any and all claims and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the Company, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such director or officer, and shall reimburse each person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed fo4r, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct.

         The rights accruing to any person under the foregoing provisions of this Article shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for. The Company, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment under this Article VI, or in refusing so to do, in reliance upon the advise of counsel.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         (a) The following  exhibits are filed as part of this S-8  Registration
Statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated herein by this reference:

Exhibit No.          Title

   4.           Not Applicable

   5. Opinion of Steven L. Siskind regarding the legality of the securities registered.

   10.1         Consulting Agreement with John Vornle

   15.          Not Required

   23.1 Consent of Steven L. Siskind, to the use of his opinion with respect to the legality of the securities being registered hereby contained in Item 5, above.

   23.2         Consent of Comiskey & Company, Certified Public Accountants

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



   27.          Not Required

   28.          Not Required

   29.          Not Required

Item 9.  Undertakings

     1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas, on the 24th day of January, 2000.

Dated: January 24, 2000
                                             Pacific Development Corporation



                                             By:  /s/ Glenn A. Little
                                                  --------------------------
                                                  Glenn A. Little, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the Corporation and in the capacities and on the dates indicated.


Dated: January 24, 2000                            /s/ Glenn A. Little
                                                   --------------------------
                                                       Glenn A. Little,
                                                       President/Director



Dated: January 24, 2000                            /s/ Matthew Blair
                                                   --------------------------
                                                       Matthew Blair,
                                                       Secretary/Director









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



Form S-8 Registration Statement

EXHIBIT INDEX

     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement          Descriptions                                    Numbered Page
---------          ------------                                    -------------

5.                 Opinion of Counsel                                     10

10.1               Consulting Agreement with John Vornle                  11

23.1               Consent of Steven L. Siskind
                   (included in Opinion of Counsel - Exhibit 5)           10

23.2               Consent of Comiskey & Company,
                   Certified Public Accountants                           15











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